                                                                   EXHIBIT 10.16

                                 OFFICE LEASE


1. PARTIES

     1.1 This Lease is entered into as of this 5th day of November 1999, in the City of San Jose, County of Santa Clara, State of California, by and between

                   55 ALMADEN BOULEVARD LIMITED PARTNERSHIP,
                        a California limited partnership

(hereinafter referred to as "Landlord") and

                              AGILE SOFTWARE, INC.

(hereinafter referred to as "Tenant").

2. PREMISES

     2.1 In consideration of their respective agreements contained herein, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord premises consisting of the entire fifth (5/th/) and sixth (6/th/) floors of the building located at:

                              55 Almaden Boulevard
                              San Jose, California

each comprising approximately 16,960 rentable square feet, designated as Suites 500 and 600 and depicted in Exhibit A attached. Said premises are herein referred to as the "Premises" and the building in which the Premises are located is herein referred to as the "Building".

3. TERM

     3.1  The Term of this Lease shall be for a period of approximately sixty
(60) months commencing on the date defined in Article 4. If the Term expires on a date other than the last day of the month, the Term shall continue up to and including the last day of that month. If the Term expires on a day which falls on a weekend, the Term shall continue up through and including Sunday.

4. LEASE COMMENCEMENT

     4.1 The Term of this Lease shall commence on March 1, 2000, provided that all of the following conditions have been satisfied:

         4.1.1 Landlord has recaptured the Premises from Ernst & Young, LLP, pursuant to the lease between Landlord and Ernst & Young with expiration date of August 12, 2000. Said recapture must be on terms that are acceptable to Landlord in its sole judgement.

         4.1.2 Ernst & Young has vacated the Premises.

         4.1.3 Landlord has substantially completed any improvements to the Premises which may be required pursuant to Article 34 or Exhibits "E" or "E-1" of this Lease.

     4.2 The Lease Commencement Date and Lease Expiration Date as prescribed herein shall be confirmed by Landlord to Tenant in a written Confirmation of Lease Commencement which shall be prepared by Landlord, served on Tenant, executed by Tenant, returned to Landlord and attached to this lease after Tenant takes occupancy. Tenant's failure to execute and return the Confirmation of Lease Commencement within fifteen (15) days after service by Landlord shall be deemed approval by Tenant of all information set forth therein.

     4.3 Tenant agrees that if Landlord is unable to deliver possession of the Premises to Tenant on the date above specified for the commencement of the Term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the expiration date of the Term shall be extended by the same number of days that the Tenant's possession of the Premises was delayed by Landlord's inability to deliver possession, and in such event Tenant shall not be liable for any rent until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord's work therein, if any, substantially completed. If Landlord's inability to deliver the Premises is not the result of acts or omissions of Tenant or its agents, and if such delay in delivery of possession continues for 150 days after the Lease Commencement date, Tenant shall have the right to cancel this Lease

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by written notice to Landlord 15 days prior to the effective date of cancellation. The above notwithstanding, there shall be no delay in commencement of the Term or in Tenant's liability for payment of rent if Landlord is unable to deliver possession of the Premises due to any act, omission or delay of Tenant. Should Landlord tender possession of the premises to Tenant prior to the date specified for commencement of the term hereof, and Tenant elects to accept such prior tender, such early occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including the payment of rent, and shall not alter or affect the expiration date of the Term as set forth in Paragraph 3 above. In the event that Tenant commences occupancy of the Premises on any date other than the commencement date of the Term pursuant to this Paragraph 4, Landlord and Tenant shall promptly execute a written amendment to this Lease setting forth and confirming the date occupancy commenced.

5. RENT

     5.1 Commencing on the first day of the Term of this Lease, Tenant shall pay to Landlord as monthly installments of Rent in advance, due and payable on the first day of each calendar month in lawful money of the United States the following sums:

     5.2                        Per Sq. Ft.        Per Sq. Ft.
                               --------------  -------------------
                  Months        Fifth Floor        Sixth Floor        Monthly Rent
              ---------------  --------------  -------------------  -----------------

                  01 - 12           $2.50                $2.30         $81,408.00
                  12 - 24           $2.60                $2.40         $84,800.00
                  25 - 36           $2.70                $2.50         $88,192.00
                  37 - 48           $2.81                $2.81         $95,315.20
                  49 - 60           $2.92                $2.92         $99,046.40

     5.3 All rent, including Rent and escalation, due under this Lease shall be paid at the address set out after the name of the Landlord or such other address as may be designated in writing by Landlord.

If the date of commencement occurs on a day other than the first day of a calendar month, the rent for such first month shall be prorated at the monthly rate agreed upon in this lease agreement divided by the total number of days in the first month times the number of days occupied during the first month.

If the date of expiration occurs on a day other than the first day of a calendar month, the rent for such last month shall be prorated at the monthly rate agreed upon in this lease agreement divided by the total number of days in the last month times the number of days occupied during the last month.

6. TAXES AND OPERATING EXPENSES ESCALATION

     6.1  Tenant shall pay to Landlord its pro rata share (as defined in Section
6.2 below) of the following expenses ("Expenses") paid or incurred, by Landlord on the Building, land, parking, and appurtenant site improvements whereon the Premises are located (the "Property") to the extent the Expenses exceed the expenses paid or incurred in the calendar year 2000, hereinafter defined as "Base Year".

          6.1.1. All real property taxes paid by Landlord that are levied upon and/or assessed against the Property, including any taxes which may be levied on rents (other than state or federal income taxes), the use or occupation of the Building, vehicles utilizing parking areas, the making of this Lease, and the occupancy of Tenant, Tenant shall be responsible for and charged separately for any real property tax assessed on tenant improvements installed by Tenant in accordance with Article 13 herein. If the local taxing authority issues a separate tax statement for Tenant's improvements, Tenant shall pay those taxes directly prior to delinquency. Notwithstanding the foregoing, the following shall be excluded from real property taxes as defined herein:

          (a) Any charges or penalties or interest accrued through Landlord's nonpayment or late payment of taxes or assessments.

          (b) Any taxes arising from or applicable to all other real and personal property of the Landlord.

          (c) Any real property tax assessed on tenant improvements installed by or at the cost and expense of any other tenant of the Building.

          6.1.2 Any tax, fee, charge, or excise, however designated, by any governmental or public authority applicable to the Property that is a direct or indirect substitute in whole or in part for or in addition to real property taxes. Estate, inheritance, transfer, gift, or franchise taxes levied on Landlord shall not be included in Expenses, provided such taxes are not levied to replace real property taxes, or relate to environmental or energy charges.

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          6.1.3 If, during the Term of this Lease, Landlord makes capital improvements to the Building, Premises, or common areas as required by any new or existing federal, state, city, or county legislation for reasons of energy conservation, handicapped access, or other reasons of public health, safety, and welfare, Landlord may amortize such capital improvement costs over the reasonable life of the capital improvement period and include the amortized cost in Expenses. Any work necessary to correct latent defects in the Building or to correct Landlord's failure to construct the Building in accordance with applicable building codes and standards, shall be excluded from Expenses.

          6.1.4 All insurance premiums of fire, earthquake, extended coverage, liability, and any other insurance that Landlord reasonably maintains on the Building.

          6.1.5 The cost of all Building services, including, without limitation, elevator maintenance, engineering wages and benefits, maintenance and repair, supplies, janitorial wages and benefits, utilities for heating and ventilation, window cleaning, miscellaneous operating expenses, landscaping and common area expenses, security, utilities provided to all common areas, the salaries of the building manager and other building and parking personnel, and administration and management fees. Any building services may be performed by Landlord or its affiliates or agents provided such charges and fees do not exceed those charges and fees of independent contractors in similar buildings in the San Jose area.

     6.2 Tenant's pro rata share of Taxes and Operating Expenses shall be dividends of those fractions represented by Tenant's total net rentable square feet as of Lease Commencement Date (defined as 33,920 Square Feet) increased by the portion of any Expansion Space upon exercise of any Expansion Option, divided by the total net rentable square feet of the building (134,980 Square Feet which based on space originally leased would be 25.13%). If less than one hundred percent (100%) of the net rentable area of the building is serviced as applicable during any calendar year or portions thereon, there will be a proportional decrease to the total net rentable area of the building for variable expenses only based on the ratio of the Tenant's total net rentable square footage bears to the total net rentable area of the Building actually serviced as applicable. Variable expenses shall be defined as all utilities, janitorial, janitorial supplies, window cleaning, Building services, and Building supplies which are provided to the Property. Therefore, Tenant is only responsible for its pro rata share of expenses on occupied or serviced areas and not for vacant areas, which is Landlord's responsibility.

     6.3 The amount of Additional Rent to be paid by Tenant shall be determined and payable as follows:

          6.3.1 After the end of each calendar year during the Lease Term, Landlord shall deliver to Tenant a statement of the actual Operating Expenses for the preceding calendar year which shall become the current year's estimate of Operating Expenses ("Estimated Expenses"), and Landlord's statement of Tenant's Pro rata Share of the increase, if any, in the Estimated Expenses over the Base Year Expenses (the "Excess Expenses"). For purpose hereof, the term "Base Year Expenses" shall mean the Expenses incurred during calendar year 2000.

          6.3.2 If the Estimated Expenses as determined for any calendar year are less than the actual Operating Expenses incurred by Landlord during that calendar year, then Tenant shall pay its pro rata share of such difference within thirty (30) days on receipt of Landlord's statement delivered pursuant to Subparagraph 6.3.1.

          6.3.3 Tenant shall also pay, within thirty (30) days of receipt of such statement, an amount equal to one-twelfth (1/12th) of its Pro rata Share of the Excess Expenses times the number of months (including the month in which payment is made) since the first such month of the year.

          6.3.4 Thereafter, with each payment of Rent, Tenant shall pay one-twelfth (1/12) of its Pro rata Share of the Excess of Expenses.

          6.3.5 If the Estimated Expenses as determined for any calendar year exceed the actual operating Expenses incurred by Landlord during that calendar year, then Tenant's Pro rata Share of such difference shall be credited against its next payment of Rent.

          6.3.6 Landlord's and Tenant's obligation to make any payment pursuant to subparagraph 6.3.2 and 6.3.5 above shall survive the termination of this Lease. If after termination of this Lease, actual Operating Expenses for the calendar year of the termination are less than Estimated Expenses for such year, Landlord shall pay Tenant in cash its Pro rata share of such difference. If actual expenses are higher than Estimated Expenses, then Tenant shall pay Landlord in cash its Pro rata Share of such difference. Any payment pursuant to this subparagraph shall be prorated based upon the number of months of the Term in the year of termination.

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     6.4  Landlord shall maintain complete and accurate records of all Expenses.
Tenant or its representative shall have the right to inspect Landlord's records of the Expenses once each year during reasonable business hours and following thirty (30) days' notice to Landlord.

     6.5 For purposes of computing Tenant's pro rata share of Excess Expenses under this Lease, the maximum increase in the Building's Operating Expenses for any one-year over the prior year shall be limited to ten percent (10%). This provision limits the base for calculating Tenant's pro rata share and shall not be construed to limit any increase in Tenant's pro rata share of the Excess Expenses.

7. CONSIDERATION

     7.1 Upon execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of ninety-nine thousand forty-six and 40/100 dollars ($99,046.40), ("Security Deposit") to secure the faithful performance by Tenant under this Lease. If Tenant shall at any time fail to make payment or fail to keep or perform any Term, covenant, and condition on its part may be made or performed or kept under this Lease, including without limitation, payment of Rent, maintenance of the Premises in good repair, and surrendering the Premises in a clean condition, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, and without waiving its right to treat such failure as a default hereof, use, apply or retain the whole or any part of the Security Deposit reasonably necessary to remedy such failure of Tenant. In such event, Tenant shall, within five (5) working days of written demand by Landlord, remit to Landlord sufficient funds to restore said Security Deposit and Landlord may commingle it, use it in ordinary business, transfer or assign it, or use it in any combination of those ways. No interest shall accrue on the Security Deposit. Should Tenant comply with all of said Terms, covenants, and conditions, and promptly pay all of the rental herein provided as it falls due, and at the end of the Term of this Lease, then said Security Deposit shall be returned to Tenant within thirty (30) days following the termination of this Lease and vacating of the Premises by Tenant.

8. LATE CHARGE

     8.1 Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expense increases or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed coveting the Building. Accordingly, if any installment of Base Rent, Operating Expense increase, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

9. USE

     9.1 Tenant shall use and occupy the Premises during the Term for general office purposes and no other purpose without the prior written consent of Landlord. Tenant shall not use, suffer or permit the Premises or any part thereof to be used for any other purpose or purposes without obtaining written consent of Landlord, which consent shall not be unreasonably withheld.

     9.2 Nothing contained in this Lease shall be construed to prohibit or limit Landlord from using or leasing any portion of the Building, development, or project of which the Premises are a part, or any other property owned or controlled by him, for any lawful purpose.

     9.3 Should Tenant commit or permit any act or acts upon the Premises or use the Premises or permit the Premises to be used in any manner which will increase the existing rate of insurance on the Building, any part thereof or its contents or any part thereof, such additional expense shall be paid by Tenant to Landlord within ten (10) days of delivery to Tenant of notice of such increase. Tenant shall not, however, commit any acts which will cause the cancellation of any insurance policy. Tenant shall not sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policies, as such now or are hereafter provided, covering the Building, any part thereof, or its contents.

     9.4 Tenant shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building in which the Premises are located. Tenant shall not use the Premises or permit the Premises to be used in whole or in part for any purpose that is deemed to be in violation of any laws, ordinances, regulations or roles of any public authority or organization at any time. A judgement of any court of competent jurisdiction or the admission by Tenant in any judicial or administrative action or proceeding

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

against Tenant that Tenant has violated any such laws, ordinances, regulations, or rules in the use of the Premises shall be deemed to be a conclusive determination of that fact between Landlord and Tenant.

     9.5 Upon the expiration or sooner termination of this Lease, Tenant shall quit and surrender the Premises to Landlord in good condition and repair reasonable wear and tear excepted.

10. BUILDING SERVICES

     10.1 Landlord agrees to furnish heating, ventilating and air conditioning to the Premises to an extent lawfully permitted for the comfort and occupation of the Premises to during the hours 7:00 a.m. to 6:00 p.m., Monday through Friday and from 9:00 a.m. through 3:00 p.m. on Saturdays, legal holidays excepted. Tenant agrees to keep the corridor doors closed. Tenant agrees not to install any equipment which gives off heat in an amount which would place an overload on the central building facilities; and in all respects to conform with any reasonable rules and regulations Landlord shall make for the use of the heating and air conditioning systems and will not install equipment which would place an overload on the structure of the Building. Tenant will have the right to require and pay for at its cost and expense heating and air conditioning delivered to the floor or floors in which its Premises are located at times other than those specified herein, provided it gives Landlord twenty-four (24) hours notice of such requirements during weekdays and forty-eight (48) hours during weekends and holidays.

     10.2 Landlord shall provide water, electricity, and use of elevators twenty-four (24) hours per day, seven (7) days a week.

     10.2.1  Landlord shall maintain, in good condition, the following:

           (a) The structural parts and exterior walls of the Building, which structural parts include the foundations, bearing walls, subfloor, roof, and windows (except if caused by acts of Tenant or its invitees).

           (b) The unexposed electrical, plumbing and sewage systems including without limitation, those portions of the systems lying outside Premises;

           (c) Utilities and building standard lamp replacement on a scheduled basis;

           (d) Heating, ventilating and air conditioning systems of the Building;

           (e) The landscaping, parking, loading areas, walks and driveways of Premises;

           (f) Elevators

     10.3 Landlord agrees to furnish, or cause to be furnished, the Premises with electricity necessary for lighting and fractional horsepower office machines, water, and elevator service in the Building. Janitorial service will be furnished five (5) times weekly, legal holidays excepted, time and days to be at Landlord's option. Window cleaning, inside and outside, will be furnished two
(2) times per year. No electric current will be furnished for high-energy consumption equipment such as electronic business machines or computers (other than electric typewriters, word processors, adding machines, copy machines, fax machines, or desk-top computers using 110 volts) or for hot plates or electric heaters (see Exhibit B attached hereto).

     10.4 If Tenant shall require electric current for purposes other than those specified above, it is understood that Landlord may cause an electric meter to be installed in the Premises for that equipment and kept in repair at the sole cost and expense of the Tenant, so Tenant agrees to pay Landlord for all such electric current consumed for any such other purposes at the rates charged for similar services by the local public utility plus any additional expense incurred in installing and maintaining such meter and keeping account of the current so consumed. Statements of Landlord for such consumption of electric current shall be rendered to Tenant not less frequently than quarter annually, and final statements shall be rendered to Tenant on or before the last days of the fourth month after expiration of the Lease. The amount of such statements shall be paid by Tenant within fifteen (15) days after the same have been rendered.

     10.5 Landlord shall not be liable for any damage to person or property of any nature whatsoever, or compensation or claim for abatement of Rent or otherwise by reason of any inconvenience, annoyance, injury, or loss arising from the installation, operation, and maintenance of any equipment or service provided under this Article 10 or otherwise or from any failure to keep said equipment or service in operation when such failure is occasioned by act or neglect of Tenant or by repairs, removals, improvements needful in the judgement of Landlord or by any power failure, labor controversy or by any accident or casualty whatsoever, or for any other reason whatsoever and howsoever occurring beyond Landlord's reasonable control. If interruptions, curtailment or stoppage of any equipment or service extends beyond five (5) working days after written notification is received by Landlord and is caused by Landlord or

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

its agents', employees', or contractors' negligence in properly maintaining or otherwise timely commencing repair of any item of equipment, then Tenant shall be entitled to a pro rata adjustment of rent for the period of any such curtailment or stoppage of service.

     10.6 Landlord shall not be required to furnish and Tenant shall not be entitled to receive any such service provided for in this Article 10 during any period when Tenant is in default under the provisions of this Lease.

11. CONDITION OF PRESSES AND REPAIRS

     11.1 Tenant shall be deemed to have agreed by accepting occupancy that the Premises are in good order, condition, and repair except for latent defects and except for items as to which Tenant has notified Landlord in writing prior to the date on which Tenant occupies the Premises. Tenant, at Tenant's expense, shall keep the Premises in good order, condition, and repair, including all fixtures, and equipment installed by Tenant except for normal wear and tear. In the event Tenant fails to maintain the Premises in good order and repair, except for reasonable wear and tear, Landlord shall give Tenant notice to make such repairs or perform such maintenance as Landlord deems appropriate. In the event Tenant fails to do so within fifteen (15) days of receipt of notice, or if such repairs cannot be reasonably made within such a period and if Tenant has not commenced to make the repairs and/or has not diligently prosecuted the repairs to completion, Tenant shall be in material breach and default of this Lease, and Landlord shall have the option, but not the obligation, to make such repairs or perform such maintenance at the expense of Tenant and the cost thereof shall be deemed to be, and shall be paid, as additional rent, with the rent next due following the delivery of notice to Tenant of said cost. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of making any such repairs or performing such maintenance. Landlord's right to perform such repair is in addition to a cumulative with all other rights Landlord has hereunder and at law and in equity, and Landlord may elect to utilize any number of such other remedies with or without so performing such work.

12. ALTERATIONS

     12.1 Tenant, at its expense, may make changes, additions and improvements to the Premises provided any change, addition or improvement shall:

          (a) Be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and which shall include approval of space plans and final working drawings, if applicable; and

          (b) comply with all applicable governmental regulations and carry certification from the Tenant's designer or architect that the changes, additions or improvements to the Premises, to the best of the certifier's knowledge, meet the requirements of the Americans with Disabilities Act; and

          (c) equal or exceed the current construction standards for the building; and

          (d) be performed by licensed contractors who have, prior to commencing work, delivered to Landlord evidence of insurance coverage in amount and form satisfactory to Landlord, which current insurance requirements are described in Article 12.1.1 of this Lease.

     12.1.1 Commercial General Liability Insurance - Landlord's current
            --------------------------------------
insurance requirements for contractors working in the Building, which may be changed from time to time as is reasonably necessary, are as follows:

Each contractor or subcontractor shall secure and maintain, at its own expense, a commercial general liability policy which insures against bodily injury, property damage, personal injury and advertising injury claims arising from work conducted or service provided on behalf of the Tenant, with a combined single limit of $1,000,000 per occurrence, a general aggregate limit of $2,000,000, and a products/completed operations aggregate limit of $2,000,000. Any general aggregate limit shall apply per project (contractor). Such insurance shall include Landlord, Landlord's Agents or Representatives and the Engineer/Architect as additional insureds and certificate holders. Such insurance shall include the following coverage extensions:

     (a)  Contractual liability;
     (b)  Broad form property damage liability;
     (c)  Personal and advertising injury liability; and
     (d)  Coverage for liability arising from independent contractors.

Contractor's completed operations insurance shall remain in effect for two years after completion of work on behalf the Landlord. Coverage may not be written on a claims made basis without prior approval of Landlord.

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

High Risk
---------

Any contractors or subcontractors whose work or services listed on the "High Risk Schedule" attached as Exhibit E-1 are required to provide a combined single limit of $5,000,000 per occurrence, a general aggregate limit of $5,000,000 and a products/completed operations aggregate of $5,000,000. All other requirements remain unchanged.

Business Auto Liability
-----------------------

Contractors and subcontractors shall secure and maintain, at their own expense, a business auto liability policy which insures against bodily injury and property damage claims arising out of maintenance, use or operation of "any auto." A combined single limit of liability for bodily injury and property damage of $1,000,000 per accident shall be furnished. Such insurance shall include Landlord and Landlord's Agents or Representatives as additional insureds and certificate holders.

Workers Compensation & Employers Liability
------------------------------------------

Contractors and subcontractors shall secure and maintain, at its own expense, workers compensation insurance and employers liability insurance. The workers compensation insurance must satisfy the Contractor's/Subcontractor's workers compensation obligation to its employees in the states in which they operate on the Tenant's behalf. Employers liability insurance must be secured with minimum limits of $1,000,000 for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and a $1,000,000 policy limit for bodily injury be disease or by Contractor's/Subcontractor's employees.

Certificate of Insurance
------------------------

Contractors/Subcontractors shall furnish certificates of insurance, evidencing such policies required above prior to commencement of work or services and prior to each renewal thereafter. Such insurance shall be written with insurers licensed to do business in the state in which the property is located, with a Best Insurance Reports rating of "A," "VIII" or better unless otherwise approved by Landlord, Landlord's Agents or Representatives. Such policies shall be endorsed and such certificates shall provide that no cancellation, non-renewal or material reduction in coverage can take effect unless 30 days prior written notice by registered mail to furnished to the Landlord.

          12.1.2 Tenant or Tenant's contractor(s) shall apply for and obtain any and all permits required for any alteration. Copies of each permit, the signed, approved inspection records and a Certificate of Occupancy issued by the Building Department shall be provided to Landlord at the completion of work and prior to Tenant's occupancy of the Premises.

          12.1.3 Within sixty (60) days of the completion of any alterations to the Premises, Tenant shall provide Landlord with a copy of the construction contract for the alteration along with copies of lien releases evidencing Tenant's full payment under that contract.

          12.1.4 Within sixty (60) days of completion of any alterations to the Premises, Tenant shall provide to Landlord one (1) set of reproducible sepia "as built" drawings and two (2) "as built" copies of drawings showing all alterations, improvements, and changes to the Building and Premises.

     12.2 Tenant shall have the right at any time during the Term of this lease to remove its trade fixtures and personal property from the Premises provided that Tenant is not then in default of any of its obligations hereunder and provided such removal shall not damage or mar the Premises. Tenant, upon the termination of this lease or the expiration of the Term hereof or upon vacating the Premises for any reason, shall quit and surrender the Premises in good order, condition, and repair, reasonable wear and tear excepted. Upon the termination of this Lease or the expiration of the Term, Landlord shall have the option to require Tenant to remove from the Premises, at Tenant's expense, all trade fixtures placed on the Premises by Tenant, with the Premises thereafter to be restored or repaired as required in Article 11.1 by Landlord, at the expense of the Tenant.

     12.3 Tenant shall keep the Premises and the Building of which the Premises are a part free and clear of any liens and shall indemnify, hold harmless, and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event any lien is filed, Tenant shall do all acts necessary to discharge any lien within ten (10) days of filing, or if Tenant desires to contest any lien, then Tenant shall deposit with Landlord within ten (10) days of filing the lien such security as Landlord shall demand to insure the payment of the lien claim. In the event Tenant shall fail to pay any lien claim when due or shall fail to deposit the security with Landlord within the aforesaid ten (10) day period, the Tenant shall be in default of this Lease. In addition to any other remedies Landlord may have under this Lease for the default, Landlord shall also have the right to expend all sums reasonably necessary to discharge the lien claim and to notify the Tenant of the amount of such sums.

Thereafter, Tenant shall pay as additional rental, when the next rental payment is due, all sums expended by Landlord in discharging any lien, including actual attorneys' fees and costs.

13. TAXES

     13.1 Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the Term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; except taxes attributed to Landlord's tenant improvement allowance given to the original tenant of the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed or taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. If the local taxing authority issues a separate tax statement for Tenant's improvements, Tenant shall pay those taxes directly prior to delinquency. Failure of Tenant to so pay timely all or any part of the taxes it is obligated to pay hereunder shall be a material breach and default of this Lease.

14. ASSIGNMENT AND SUBLETTING

     14.1 Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay. Landlord shall respond to Tenant's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

     14.2 If Tenant wishes to sublet any portion of the Premises ("Proposed Sublease Space"), Tenant shall give to Landlord, at least fifteen (15) days prior to the proposed effective date of such subletting ("Proposed Effective Date") a notice of intention to sublease ("Notice Of Intention"), which states the Proposed Effective Date and fully describes the Proposed Sublease Space and the proposed subtenant. Tenant shall also provide Landlord any additional information requested by Landlord concerning the proposed sublease or the proposed sublessee immediately upon request.

     14.3 If Tenant wishes to sublet the whole Premises for the entire remaining term, as to the whole Premises, Landlord shall have the right, to be exercised by giving notice ("Recapture Notice") to Tenant within fifteen (15) working days after receipt of Tenant's Notice of Intention, to recapture the Premises. If such Recapture Notice is given, it shall serve to cancel and terminate the entire remaining Term of this Lease as of the Proposed Effective Date and as fully and completely as if said Date had been definitely fixed for the expiration of the Term of this Lease and all option rights of Tenant under this Lease with respect to the space shall also terminate retroactively as of the date Tenant gave its Notice of Intention. If such Recapture Notice is not given within 15 working days after receipt of Tenant's Notice of Intention, to recapture the Premises then approval to sublease shall be deemed given.

     14.4 As to a portion of the Premises, upon receiving Tenant's Notice of Intention, Landlord will not unreasonably withhold or delay its consent to Tenant's subletting the Proposed Sublease Space pursuant to the Proposed Agreement as provided in its Notice of Intention subject, however, to all the other provisions of this Article.

     14.5 In the event of any assignment or sublease of all or any portion of the Premises ("Transferred Space") where the rental reserved and all other consideration paid by or on behalf of the assignee or subtenant for such assignment or sublease, no matter how characterized and without regard to whether such appears in the assignment or sublease, exceed or are in addition to the rental reserved in the Lease or prorate portion of such rental, as the case may be, for such Transferred Space, Tenant shall pay Landlord, as additional rent, immediately after Tenant receives the same, fifty percent (50%) of such excess after first deducting the cost, amortized on a straight line basis over the remaining term of the Lease, of (i) the Broker's commission paid by Tenant with regards to the transfer; (ii) the cost of improvements made to the Premises by Tenant at Tenant's expense for the purpose of subletting or assigning.

     14.6 Tenant (and any guarantor of this Lease) remains fully liable during the unexpired Term of the Lease. Regardless of the Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provisions hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve

Tenant of liability under this lease.

     14.7 Tenant shall have the right to enter into a sublease, subject to the Landlord's approval as defined herein and which approval will not be unreasonably withheld or delayed, provided that the proposed tenant is generally compatible with the use and tenant mix of the Building and that existing tenants would not be adversely affected by the sublease tenant's use and occupancy of the Premises. Tenant shall not sublease the Premises to any other Tenant that is or in the future will be prohibited by virtue of restrictive clause(s) in any other tenant lease and Landlord reserves the right to deny the right to sublease to such tenant(s) unless express permission and waiver are received from the tenant or tenants holding such restrictive clause(s). For purpose of this
Section 14.7 any use permitted in Section 9.1 shall be deemed a compatible use and tenant mix of the building.

     14.8 If Tenant is a corporation (other than a corporation which has fifty
(50) or more shareholders and tangible assets of One Million Dollars ($1,000,000) or more in fair market value), or is an unincorporated association or partnership (other than a partnership which has fifty (50) or more partners and tangible assets of One Million Dollars ($1,000,000) or more in fair market value), then the transfer, assignment, or hypothecation of any stock or interest in such corporation or partnership in the aggregate during the Term of this Lease in excess of thirty-three and one-third percent (33-1/3%) shall be deemed an assignment within the meaning and provisions of this section 14.

     14.9 Attorneys' Fees: In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith, such attorney's fees not to exceed Three Hundred Fifty ($350.00) Dollars for each such request.

15. HOLDING OVER

     15.1 Any holding over after the expiration of this Lease by Tenant with the consent of the Landlord shall be deemed to be a tenancy from month to month and except for the Term thereof shall be on the same terms and conditions specified herein, so far as applicable, except for Rent which shall be at 150% of the rent due under this agreement.

16. NOTICES

     16.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 16. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

     16.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

     16.3 Notices for Landlord shall be addressed to:

               55 ALMADEN BOULEVARD LIMITED PARTNERSHIP
               c/o Wolff Sesnon Buttery
               99 Almaden Boulevard, Suite 1075
               San Jose, California 95113
               Attn: Robert E. Cullen
          cc:  55 ALMADEN BOULEVARD LIMITED PARTNERSHIP
               c/o Wolff Sesnon Buttery
               11828 La Grange Ave., Suite 200
               Los Angeles, California 90025

     16.3 Notices for Tenant, prior to its occupancy of the Premises, shall be addressed to:

               AGILE SOFTWARE, INC.
               One Almaden Blvd., Suite 600
               San Jose, CA 95113
               Attn: Mr. Thomas Shanahan, CFO

17. SIGNS

     17.1 Tenant may not place or permit to be placed in, upon, about, or outside the Premises or any part of the Building in which the Premises are located, any sign(s) unless the prior written consent of Landlord is obtained.

     17.2 Tenant shall pay all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs, and such signs shall be legally permitted to be installed. Tenant agrees to exonerate, save harmless, protect and indemnify Landlord from and against any and all losses, damages, claims, suits, or actions for any damage or injury to person or property caused by the erection and maintenance of such signs or parts thereof, and insurance coverage for such signs shall be included in the public liability policy which Tenant is required to furnish under Sections 20.1 and 20.2 hereof:

     17.3 Landlord hereby agrees to install a building directory in the lobby of the Building, which building directory shall list, one time only at Landlord's expense in one location, both the name of the Tenant and each of Tenant's partners, principals, and key executives. Each directory shall be listed alphabetically from A through Z, and all names shall be of uniform size and style.

18.  RIGHT OF ENTRY

     18.1 Landlord and its agents shall have the right at any reasonable time upon reasonable notice and accompanied by Tenant, except for janitors, emergencies and in response to Tenant's request for repairs, to enter upon the Premises for the purposes of inspection, serving, or posting notices, maintaining the Premises, making any necessary or appropriate repairs, alterations, or additions to any portion of the Premises (including the erection and maintenance of scaffolding, partitions, and repair equipment as shall be required), complying with laws, ordinances, and regulations, protecting the Premises, or for any other lawful purpose, including showing the Premises to prospective purchasers or tenants, so long as such entry and activity do not interfere with the business activities of Tenant on the Premises. Tenant shall not, in such event, claim or be allowed or paid any damages for any injury or inconvenience occasioned thereby.

19. INDEMNIFICATION

     19.1 Tenant shall indemnify and hold harmless Landlord from any and all claims arising from Tenant's use of the Premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default to the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant, and from all costs, attorneys fees, and liabilities, incurred in or about the defense of any such claim or any action or proceeding brought thereon. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises, from any cause other than Landlord's negligence or intentional misconduct; and Tenant hereby waives all claims in respect thereof against Landlord. Tenant shall give prompt notice to Landlord of any casualty or accident in or about the Premises of which it has knowledge or notice; its complete and total failure to do so shall be a material breach and default and shall serve to nullify the above exception for Landlord's active negligence. This indemnity is conditioned upon Landlord giving Tenant prompt notice of any claim being asserted or claimed against Landlord for which Tenant might be called upon to indemnify Landlord.

     19.2 Landlord shall indemnify and hold harmless Tenant from any and all claims arising from Landlord's work, or other things done, permitted or suffered by Landlord in or about the Premises, and shall further indemnify and hold harmless Tenant against and from any and all claims arising from any breach or default to the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any act or negligence of the Landlord, and from all costs, attorneys fees, and liabilities, incurred in or about the defense of any such claim or any action or proceeding brought thereon.

Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

20. INSURANCE

     20.1 Casualty Insurance. At all times during the Lease Term, Tenant, at
          ------------------
Tenant's expense, shall maintain in effect policies of casualty insurance coveting; (a) all alterations made by Tenant and all leasehold improvements; and
(b) all of Tenant's Property and other personalty in, on or about the Premises, in an amount not less than their full replacement cost (without deduction for depreciation). Such policies shall contain clauses providing that the amount of coverage shall be increased automatically by one percent (1%) at the end of each calendar quarter, which rate of increase may be revised from time to time at Landlord's request. Such policies shall provide for protection against any perils normally included within the classification of "All Risks" and shall contain endorsements coveting; demolition and increased costs of construction, water damage, vandalism and malicious mischief, and liability for changes in laws or ordinance. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Landlord shall be named as loss payee as respects alterations and leasehold improvements. Tenant shall, in addition, maintain at Tenant's own expense a policy or policies of business interruption and extra expense insurance coverage with limits adequate to protect Tenant's operations for a period of not less than 12 months.

     20.2 Commercial Liability Insurance. At all times during the Lease Term,
          ------------------------------
Tenant, at Tenant's expense, shall maintain in force a policy of commercial general liability insurance written on an occurrence basis which contains, at a minimum, the following coverages and limits:

          Each Occurrence                            $1,000,000
          General Aggregate                          $2,000,000
          Products/Completed Operations Aggregate    $2,000,000
          Personal & Advertising Injury              $1,000,000
          Fire Damage Legal Liability                $   50,000
          Medical Payments                           $    5,000

Any general aggregate limit shall apply per location and/or project. Such insurance shall name Landlord, its trustees, officers, directors, agents, employees and representatives as additional insureds and shall provide that such insurance is primary and non-contributing with any other such insurance carded by the Landlord for the Landlord's own benefit. This coverage shall include blanket contractual liability, broad form property damage and "hostile fire" exception to any pollution exclusion in addition to a standard separation of insureds provision. The amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Each policy shall contain cross liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions contained in Section 19.1 and elsewhere in this Lease and any other obligations of Tenant to Landlord hereunder.

     20.3 Other Required Insurance. At all times during Lease Term Tenant shall,
          ------------------------
at Tenant's expense, maintain business auto liability which insures against bodily injury and property damage claims arising out of the ownership, operation, maintenance or use of "any auto". A minimum combined single limit of $1,000,000 per accident shall apply.

     20.4 Policy Requirements
          -------------------

     (a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, approved by Landlord and, if required, by Landlord's Mortgagees. Copies of all policies and certificates thereof shall be delivered to Landlord at lease ten (10) days prior to Tenant's occupancy of the Premises. Each policy shall provide that it may not be canceled or modified except after thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with renewals or "binders" of each policy, together with evidence of payment of the premium therefor, at least thirty
     (30) days prior to expiration. Tenant shall have the right to provide insurance coverage pursuant to blanket policies obtained by Tenant if the blanket policies expressly afford coverage as required by this Lease.

     (b) Landlord and, if required, Landlord's Mortgagees shall be named as additional insureds in each insurance policy and, if requested by Landlord, they also shall be named as loss payees. The Commercial General Liability Insurance shall; apply severally to Landlord and Tenant; cover each of them as if separate policies had been issued to each of them; not contain provisions affecting any rights which any of them would have had as claimants if not named as insureds; be primary insurance and not considered contributory, with any other valid and collectible insurance available to Landlord and be endorsed as necessary to cover the foregoing requirements.

     (c) Each policy of All Risk Coverage which Tenant obtains for the Premises, and which Landlord obtains for the Building, shall include a clause or endorsement denying the insurer any right of subrogation against the other party hereto to the extent that rights have been waived by the insured party prior to the occurrence of injury or less. Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards covered by its own insurance, to the extent of the injury or loss covered thereby.

     20.5 Tenant's Failure to Deliver Policies. If Tenant fails to deliver
          ------------------------------------
copies of the insurance policies and evidence of payment therefor within the time required pursuant to Section 20.4, Landlord may, but shall not be obligated to obtain the required insurance, and the cost thereof, together with an administrative fee of Five Hundred Dollars ($500), shall be payable by Tenant to Landlord on demand. Nothing in this Section shall be deemed to be a waiver of any rights or remedies available to Landlord under this Lease or at law or in equity if Tenant fails to obtain and deliver the required insurance policies and evidence of payment.

21. ESTOPPEL CERTIFICATE

     21.1 Tenant shall execute, acknowledge and deliver to Landlord within ten
(10) days of request by Landlord from Lease Commencement Date or payment in full by Landlord of any contribution toward Tenant Improvements, if any, the attached form of Estoppel unmodified and in full force and effect (or if there have been modifications that the same are in full force and effect as modified), the date of commencement of this Lease, the date on which rent has been paid, and any such other information as Landlord shall reasonably request. Also, at any time if requested by Landlord, Tenant shall execute and return to Landlord within ten
(10) days the same or a similar form of Estoppel Certificate. It is acknowledged by Tenant that any such statement is intended to be delivered by Landlord and relied upon by prospective purchasers, mortgages, beneficiaries under deeds of trust or assignees thereof. Failure of Tenant to timely execute and return said Certificate to Landlord within said ten (10) days shall be deemed approval of same by Tenant and all information set forth on said Certificate shall be conclusively binding on Tenant.

22. SUBORDINATION AND NONDISTURBANCE

     22.1 Tenant shall, subject to the conditions set forth below, at the request of Landlord, in writing, cause its interest to become subordinate to any such first mortgage or first deed of trust which has been or shall be placed on the land and building or land or building of which the Premises form a part. Tenant shall, at any time hereinafter on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any such first deed of trust or first mortgage for the purpose of subjecting and subordinating this Lease to the lien of any such first mortgage or first deed of trust, provided, however, that such instrument must provide in effect that: (a) in the event of foreclosure or other action taken under the mortgage or deed of trust by the holder thereof, this Lease and the rights of Tenant hereunder (including the right, if any, to extend the Term thereof and for additional space) shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder; and (b) such holder shall permit insurance proceeds and condemnation proceeds to be used for any restoration and repair required by this Lease; and
(c) no property owned or removable by Tenant shall be subject to any lien of the mortgage or deed of trust. Tenant agrees that if the mortgagee, beneficiary, or any person claiming under the mortgagee or beneficiary shall succeed to the/merest of Landlord in this Lease, Tenant will recognize said mortgagee, beneficiary, or person as its landlord under the terms of this Lease, provided that said mortgagee, beneficiary, or person for the period during which beneficiary, trustee, or person shall hold Landlord's interest in the Premises shall assume all of its obligations of Landlord hereunder.

23. COMPLIANCE WITH LAWS AND RULES

     23.1 Tenant, at Tenant's sole cost, shall comply at all times with all laws, ordinances, orders, and regulations of all governmental and public authorities with respect to the Premises. Tenant shall also abide by applicable laws and Landlord's rules and regulations with respect to its use of the common areas of the Building and the associated adjacent Parking Facilities controlled or managed by Landlord. A judgment of any court of competent jurisdiction or the admission by Tenant in any judicial or administrative action or proceeding against Tenant that Tenant has violated any such laws, ordinances, or order or regulations, shall be deemed to be conclusive as to Landlord and Tenant.

     23.2 Tenant and Tenant's agent, servants, and employees, visitors, and licensees shall observe and comply strictly with all reasonable roles and regulations now adopted or which are adopted hereafter for the care, protection, cleanliness, and proper operation of the Building. A copy of the current Rules and Regulations is attached as Exhibit B. Landlord shall have no obligation to Tenant as a result of the violation of any such rules by any tenant or any other person. Landlord shall maintain a copy of such roles in the office of Landlord for inspection by Tenant at any reasonable time. Each and every such role shall be deemed a material term of this Lease.

24. DESTRUCTION

     24.1 In the event of damage causing a partial destruction of the Premises during the Term of this Lease from any cause as to which repairs can be made within (90) days from the date of the damage under the applicable laws and regulations of governmental authorities, Landlord shall repair said damage promptly and within a reasonable period of time, but Tenant and Tenant's insurance carrier will be solely responsible for repair and replacement, if any, of Tenant Improvement, furniture, fixture, or any other work required in the Premises, and shall repair and replace within said ninety (90) days following full access to the Premises by Tenant, all improvements made at Tenant's expense and all furniture and fixtures in the Premises. Any such partial destruction shall in no way void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made such proportionate reduction to be based upon the extent to which the portion of the Premises not usable by Tenant bears to the total area of the Premises, provided that if such damage is caused by negligence or greater culpability of Tenant, his agents, servants, employees, invitees, or permitees then Tenant shall not be entitled to abatement of rent not covered by insurance. Tenant shall be liable to Landlord for any and all damage caused by negligence or greater culpability of Tenant, his agents, servants, employees, invitees, or permitees and the cost of repairing same and Tenant shall be entitled to no reduction in rent.

     24.2 If such repairs cannot be made within ninety (90) days, Landlord may, at its option, make the same within the period of no more than one hundred twenty (120) days, this Lease continuing in full force and effect and the rent to be proportionately rebated as provided in the previous Section. In the event that Landlord does not so elect to make such repairs which cannot be made in ninety (90) days, or such repairs cannot be made under such laws and regulations, or in the event Landlord does not make the repair within one hundred twenty (120) days, this Lease may be terminated at the option of either party.

     24.3 With respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article, the provisions of any statute or law permitting Tenant to terminate this Lease are waived by Tenant. In the event that the Building which the Premises are situated is destroyed to the extent of thirty-three and one-third percent (33-1/3%) or more of the then replacement cost thereof, the Landlord may elect to terminate this Lease, whether the Premises are injured or not.

     24.4 A total destruction of the Premises or of the Building shall terminate this Lease as of the date of such total destruction. The determination that such total destruction has occurred shall be made by Landlord in its sole discretion which shall be reasonably exercised.

     24.5 Except as stated in Section 24.1 herein with respect to reduction of rent as therein provided, Tenant shall not have any claim whatsoever against Landlord for any damages, nor shall Tenant be released or discharged from any of its obligations, liabilities, or indebtedness hereunder, should the possession by Tenant of the Premises be disturbed or interfered with or affected in any manner whatsoever, and irrespective of how caused, or by whom, excepting only the negligent, intentional, or willful interference in the possession of Tenant by Landlord.

     24.6 Upon termination of this Lease pursuant to Article 24, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as to which Landlord is not entitled hereunder.

     24.7 Tenant waives the provisions of California Civil Code Sections 1932
(2) and 1933 (4) and any successor statutes or other statutes or laws which may now or during the Term of this Lease exist and which relate to termination of leases when the thing leased is destroyed, in whole or in part, and agrees that such event shall be governed solely by the terms of this Lease.

     24.8 Anything contained in this Article to the contrary notwithstanding, Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages from any casualty covered by this Article occurs during the last twelve (12) months of this Lease or any extensions thereof. Tenant shall have the right to cancel this lease if Landlord elects not to make repairs under Section 24.2.

25. CONDEMNATION

     25.1 If any part of the Premises shall be taken or condemned for public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use, this Lease, as to the part so taken or condemned or transferred shall terminate as of the date title shall vest in the condemnor or transferee and the rent payable hereunder shall be adjusted so that tenant shall be required to pay for the remainder of the Term only such portion of the rent as the area in the part remaining that remains useable by Tenant for its business purposes after the taking or condemnation or transfer bears to the area of the entire Premises as of the date title shall vest in the condemnor.

     25.2 In the event of such partial taking or condemnation by judgment, verdict or agreement, Landlord and Tenant each shall have the option to terminate this Lease as of the date title shall vest in the condemnor or transferee. If all of the Premises shall be so taken, condemned, or transferred or such part thereof be so taken, condemned, or transferred so that there does not remain a portion susceptible of occupation hereunder, this Lease shall terminate as of the date title shall vest in the condemnor or transferee and Tenant shall have no responsibility to pay rent from the date of such termination.

     25.3 All compensation awarded upon such condemnation or taking shall go to the Landlord and the Tenant shall have no claim thereto, and the Tenant hereby irrevocably assigns and transfers to Landlord any right to compensation or damages to which Landlord may become entitled during the Term hereof by reason of the condemnation of all or part of the Premises. Notwithstanding anything in the foregoing to the contrary, Tenant, if not in default hereunder, shall have the right to receive that portion of the award made expressly for the moving or relocation expenses of Tenant, the trade fixtures of Tenant, any improvements paid for by Tenant or business disruption of Tenant.

26. INABILITY TO PERFORM

     26.1 This Lease and the obligation of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of his obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of unavailability or scarcity of material, strike, or other labor troubles, or any other causes beyond the reasonable control of Landlord. If Landlord is unable to give possession of the Premises to Tenant as provided for under Article 4 hereof within three (3) months after the estimated Lease Commencement Date set forth therein, this Lease shall automatically terminate, and Landlord, by reason thereof shall not be subject to any liability therefor except that Landlord shall return to Tenant all monies which Landlord has theretofore received from Tenant as prepaid rent or as a security deposit.

27. INVOLUNTARY TERMINATION

     27.1 This Lease, at the option of Landlord, shall cease and terminate upon the happening of any of the following events:

     (a) The filing of a petition for any proceeding under the Bankruptcy Act or any amendment thereto by Tenant or Lease Guarantor or any other person against Tenant or any Lease Guarantor, and same is not discharged within ninety (90) days of filing.

     (b) A finding or judgment of insolvency of Tenant or any Lease Guarantor.

     (c) An assignment for the benefit of creditors by Tenant or any Lease Guarantor.

     (d) The levying of a writ of execution on the business of Tenant or any Lease Guarantor or on the assets of Tenant or any Lease Guarantor which represents thirty-three and one-third percent (33-1/3%) or more of net worth of that Tenant or Lease Guarantor.

     (e) The appointment of a receiver to take possession of the Premises or the assets of Tenant or any Lease Guarantor which represents thirty-three and one-third percent (33-1/3%) or more of the net worth of that Tenant or Lease Guarantor.

28. DEFAULT

     28.1 Tenant shall be in material default of this lease, if Tenant fails to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than the payment of rent where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given Tenant under applicable Unlawful Detainer statutes. If Tenant shall fail to make any payment of rent or any other payment required to be made by Tenant, as and when due, where such failure shall continue for a period of three
(3) days after written notice thereof from Landlord to Tenant, or if Tenant should abandon, vacate, or surrender the Premises or be dispossessed by any process of law, or Tenant shall fail to perform timely any of its other terms or obligations under this Lease, the same shall constitute an act of default and Tenant shall be in material breach of this Lease, and Landlord, in addition to all other rights or remedies provided by law, shall have the following rights:

          28.1.1 In the event Tenant commits an act of default and abandons the Premises, Landlord may elect to continue this Lease in full force and effect and not terminate Tenant's right to possession of the Premises, in which event Landlord shall have the right to enforce any rights and remedies granted by this Lease and by law against Tenant, including without limitation, the right to collect when due rental and other sums payable hereunder, provided that after the occurrence of the act of default and abandonment of the Premises by Tenant and for so long as Landlord does not terminate Tenant's right to possession of the Premises, Tenant shall have the right to assign or sublet this Lease upon the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. Landlord shall not be deemed to have elected to terminate Tenant's right to possession unless Landlord gives Tenant written notice of such election to terminate and in no event shall Landlord's acts of maintenance or preservation of the Premises, efforts to relet the Premises, or obtaining the appointment of a receiver to protect the interest of Landlord under the Lease be deemed to constitute such termination.

          28.1.2 Landlord may elect by written notice to Tenant to terminate the Lease at any time after the occurrence of an act of default, and in such event Landlord may, at Landlord's option and to the extent permitted by law, declare this Lease and Tenant's right to possession terminated, re-enter the Premises, remove Tenant's property therefrom and store it for Tenant's account and at Tenant's expense, eject all persons from the Premises, and recover damages from Tenant without hindrance, and Landlord shall not thereby be liable in damages for such re-entry or be guilty of trespass or forcible entry. In the event Landlord elects to so terminate this Lease and Tenant's right to possession, or they are terminated by operation of law, such termination shall cancel all Tenant's options, if any, to extend the Term.

          28.1.3 In the event Landlord elects to so terminate this Lease and Tenant's right to possession in accordance with the foregoing paragraph, or the same are terminated by operation of law, Landlord may recover as damages from Tenant the following:

          (i) The worth at the time of award of the unpaid rent and other sums due hereunder which had been earned at the time of termination of the Lease; plus

          (ii) The worth at the time of the award of the amount by which the unpaid rent and other sums due hereunder which would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of such loss of rental and other sums due that Tenant proves could have been reasonably avoided; plus

          (iii) The worth at the time of award of the amount by which unpaid rental and other sums due hereunder for the balance of the Term after the time of award exceeds the amount of loss of such rental and other sums that Tenant proves could be reasonably avoided; plus

          (iv) Any other amount, including attorney's fees and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's act of default or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of reletting and remodelling the Premises for a new tenant and brokerage fees involved in same.

          28.1.4 The "worth at the time of award" of the amounts referred to in subparagraphs 28.1.3 (i) and 28.1.3 (ii) above is computed by allowing interest, at the maximum rate allowable in California as of the date of this Agreement for business loans, from the date(s) such unpaid rental and other sums became due. The "worth at the time of award" of the amount referred to in subparagraph
28.1.3 (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

29. ATTORNEY'S FEES AND HOLD HARMLESS

     29.1 Tenant agrees that if Landlord is involuntarily made a party defendant to any litigation. concerning this Lease or the Premises or the Building in which the Premises are a part by reason, in whole or in part, of any act of omission of Tenant and not because of any act or omission of Landlord, the Tenant shall hold harmless the Landlord from all liability by reason thereof, including reasonable attorney's fees incurred by Landlord in such litigation and all taxable court costs. Landlord agrees that if Tenant is involuntarily made a party defendant to any litigation concerning this Lease or the Premises or the Building in which the Premises are a part by reason, in whole or in part, of any act of omission of Landlord and not because of any act or omission of Tenant, the Landlord shall hold harmless the Tenant from all liability by reason thereof, including reasonable attorney's fees incurred by Tenant in such litigation and all taxable court costs. If legal or equitable action shall be brought by Landlord for unlawful detainer of the Premises, for the breach of any term, covenant or provision hereof, the party prevailing in said action (Landlord or Tenant as the case may be) shall be entitled to recover from the party not prevailing costs of suit and a reasonable attorney's fee which shall be fixed by the Judge of the Court, or any court-appointed arbitrator or any Judge pro tem.

30. WAIVER

     30.1 No covenant, term, or condition or the breach thereof shall be deemed to be waived by Landlord, except by written consent of Landlord, and any waiver or breach of any covenant, term, or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term, or condition. Acceptance of all or any portion of rent at any time shall not be deemed to be a waiver of any covenant, term, or condition except as to the rent payment accepted.

31. QUIET POSSESSION

     31.1 Upon commencement of the Term of this Lease and Tenant's timely paying the Rent, Operating Expenses Escalation payments and other sums provided hereunder and timely observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant, so long as not in default hereunder, shall have quiet possession of the Premises for the entire Term hereof, subject to all the provisions of the Lease.

32. SALE BY LANDLORD

     32.1 In the event of a sale or conveyance by Landlord of the Building containing the Premises, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest to Landlord in and to this Lease. This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assign.

33. BROKER REPRESENTATION

     33.1 Landlord and Tenant agree that neither party has appointed a real estate broker to represent it in the negotiation and consummation of the Lease except for Sutton Roley and Greg Davies of CPS representing Landlord and Gary Seiden and Mark Ritchie of Ritchie Commercial representing Tenant, whose commissions shall be paid by Landlord pursuant to a separate agreement between Landlord and CPS.

34. CONDITION OF PREMISES

     34.1 Tenant shall accept the Premises strictly "as-is", except for the improvements described in the attached Exhibits "E". Prior to Tenant's occupancy of the Premises, Landlord shall upgrade the fluorescent lighting in the Premises to the updated, energy-efficient, building standard.

35. PARKING

     35.1 Throughout the Term of this Lease, Tenant shall be granted the right to purchase up to one hundred two (102) unreserved employee parking spaces, on a monthly basis, at the then current rate for such spaces. The spaces shall be for passenger cars only and shall be located in Park Center Plaza Garage III.

     35.2 Tenant is granted the use of all spaces subject to the reasonable rules and regulations for operation of the parking facilities.

     35.3 Tenant agrees not to assign, sublet, or in any way transfer the right to use of the parking spaces, except to any successor to Tenant's Premises.

36. HAZARDOUS MATERIALS

     36.1 Landlord warrants that, to the best of its knowledge, the Premises are free of Hazardous Substances at the time of delivery to Tenant.

     36.2 Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated, or disposed of on or in the Premises by Tenant, Tenant's agents, employees, contractors, or invitees without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated, or disposed of on or in the Premises except as permitted above, or if the Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fine, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Premises, damages caused by loss or restriction of rentable or usable space, and any and all sums paid for settlement of claims, attorneys' fees, consultants' fees, and experts' free) arising during or after the Lease Term and arising as a result of that contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup removal, or restoration mandated by a federal, state, or local agency or political subdivision.

     36.3 Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Premises and that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Premises to the condition existing prior to the presence of any such Hazardous Substance on the Premises. Tenant shall first obtain Landlord's approval for any such remedial action.

     36.4 As used herein, "Hazardous Substances" means any substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the state of California, or the United States Government. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous waste," extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls ("PCBs") and petroleum.

     36.5 Without limitation of the foregoing, it is understood that Tenant may use or store Hazardous Substances which are required for the operation of normal office equipment, including, but not limited to copiers, printers, fax machines, etc.

37. MISCELLANEOUS

     37.1 The captions of the paragraphs contained in this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any paragraph of the Lease.

     37.2 All of the terms, covenants, and conditions of the Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, and administrators, successors, and assigns, except that nothing in this provision shall be deemed to permit any assignment, subletting or use of the Premises other than expressly provided herein.

     37.3 This Lease shall be governed and interpreted solely by the laws of the State of California then in force. Each number, singular or plural, as used in this Lease shall include all numbers and each gender shall be deemed to include all genders.

     37.4 Time is of the essence of this Lease and of each and every provision hereof, except as to the conditions relating to the delivery, of possession of the Premises to Tenant. Each term and covenant contained in this Lease to be performed by Tenant is a condition and any breach of such after notice and the applicable grace period is a material breach of this Lease. If Tenant shall consist of more than one person or organization, each such term and covenant shall be deemed to be the joint and several obligation of each such person or organization. All rights and remedies granted to Landlord by law or equity or under the Lease shall be cumulative and non-exclusive of any other remedy.

     37.5 In the event Tenant hereunder shall be a corporation, the Tenant hereby covenants and warrants that Tenant is a duly qualified corporation and all steps have been taken prior to the date hereof to qualify Tenant to do business in California and all franchise and corporate taxes have been paid to date, and all future forms, reports, fees, and other documents necessary to comply with applicable law will be filed when due. Each individual executing this Lease on behalf of said corporation, warrants that the execution and delivery of this Lease by him has been duly authorized by the Board of Directors of the Tenant. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors said corporation authorizing or ratifying execution of this Lease.

     37.6 If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant represents that this Lease is binding upon Tenant; furthermore, Tenant agrees that the execution of any written consent hereunder, or of any written modification or termination of this Lease, by a general partner of Tenant or any authorized agent of Tenant, shall be binding upon Tenant.

     37.7 The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord's agent or employee). No act or omission of any agent of Landlord or of Landlord's broker shall alter, change, or modify any of the provisions hereof.

     37.8 If any provision of this Lease shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this lease and all other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, only one of which would render the provision valid, then the provision shall have the meaning which renders it valid.

     37.9 Tenant agrees and covenants to comply with all of Landlord's rules and regulations as set forth in Exhibit B attached hereto. Landlord shall have the right from time to time to promulgate amendments and additional new rules and regulations for the care, safety, maintenance, and cleanliness of the Premises and the Building, or for the preservation of good order. On delivery of a copy of such amendments and additional new rules and regulations to Tenant, Tenant shall comply with same. A violation of any such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the said roles and regulations and any of the provisions of this Lease, the provisions of the Lease shall prevail.

     37.10 The laws of the State of California shall govern the validity, performance and enforcement of this Lease. Should either party institute a legal suit or action for enforcement of any obligation contained herein, it is agreed that the venue of such suit or action shall be in the county in which the Premises are located and Tenant expressly consents to Landlord's designating the venue of any such suit or action. This Lease is the result of negotiations between the parties hereto and shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

          Landlord: 55 ALMADEN BOULEVARD LIMITED PARTNERSHIP



                    By:   /s/ Lewis N. Wolff
                       ---------------------
                          Lewis N. Wolff

          Tenant:   AGILE SOFTWARE, INC.

                    By:
                       ---------------------
                    Its:
                       ---------------------

Date:   11-12-99
     ----------------

                                  EXHIBIT "A"

                              55 Almaden Boulevard
                       33,920 Total Rentable Square Feet

                     [Floor plan of Fifth and Sixth Floors]

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

1. Tenant, its agents or employees shall not in any way obstruct the sidewalks, entry, passages, corridors, hall, stairways or elevators, or use the same in any other way than as a means of passage to and from their respective offices, nor bring nor keep anything therein which will obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or which shall conflict with the regulations of the Fire Department or the fire laws or with any insurance policy on the Building or any part thereof, or with any roles or ordinances established by the Board of Health, and they shall not make or permit any improper or unusual noises or odors in the Building, nor bring into nor keep within the Building any animal, bicycle, or motorcycle; and the tenant agrees that it will pay any damages that the Landlord may suffer by a violation of this clause by them, their agents or employees.

2. The wash basins, waterclosets, and urinals shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, ashes, newspaper, or any other substances of any kind shall be discharged into them. The doors between the Premises and the corridors of the Building shall at all times, except when in actual use for ingress and egress, be kept closed.

3. No sign, advertisement, or notice shall be inscribed, painted, or affixed on any part of the outside or inside of said Building without written consent of the Landlord, and if such consent shall be inscribed, painted, or affixed by Landlord or its agent and the cost thereof to be charged to and paid by Tenant. All outside lettering shall be Building standard height and style.

4. When electric wiring of any kind is introduced it must be connected as directed by the Landlord and no boring or cutting of wires will be allowed except with the consent of the Landlord. The location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be prescribed by the Landlord.

5. The Landlord shall have the right to prescribe the weight, size, and position of all safes and other property brought into the Building, and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of the Landlord. The Landlord will not be responsible for loss or damage done to any such safe or property from any cause; but all damage done to the Building by moving or maintaining any such safe or property shall be repaired at the expense of Tenant. All safes shall stand on steel plates of such size as shall be designated by Landlord. Any charges for the Building Structural Engineer to evaluate floor load capacity for any Tenant furnishings (safes, files, library systems, etc.) shall be paid for by Tenant.

6. No additional lock or locks shall be placed by the Tenant on any door in the Building unless written consent of the Landlord shall have first been obtained, and all locks must be identical to the Building Standard and Master Key System. Duplicate keys for any lock shall be ordered through Landlord, Tenant agrees, at the termination of the tenancy, to return all keys for doors and waterclosets. Landlord reserves the right to number all doors and rooms in accordance with the uniform system of numbering throughout the Building.

7. Tenant shall not employ any person or persons other than the janitor of the Landlord for the purpose of cleaning the Premises without the written consent of the Landlord first had and obtained. The Landlord shall be in nowise responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any of his employees, or by any other person, or any other cause. Janitor's services will not include the shampooing of carpets and rugs which, when considered necessary by the Landlord, shall be done by the Tenant.

8. Waste and unnecessary use of electric lights is prohibited. No electric current will be furnished for high-energy-consumption electronic business machines or computers (other than electric typewriters, word processors, desk-top microcomputers, adding machines, microwave ovens, and copy machines), or for hot plates or electric heaters.

9. The requirements of tenants will be attended to only upon application to the Office of the Building. The use of the Building freight elevator must be approved by the Building Manager prior to the delivery or removal of any furnishings or equipment. Building employees shall not perform any work or do anything outside of their regular duties unless under special instructions from the Office of the Building.

10. Tenant agrees not to store goods, wares, or merchandise upon the Premises. Tenant waives the rights conferred upon the Tenant by law to have illuminating gas supplies in or about the Premises leased. Tenant further agrees to use said Premises in conformity with all the laws, regulations, and ordinances of the United States of America, the State of California, the City and County where said Premises are situated, and any national, municipal, or governmental authority whatsoever.

11. No alterations or general contractor work shall be done in any part of the Building, such as painting, changing, or addition of any partitions, door or doors, window or windows, nor shall there be any nailing, boring, or screwing into walls, woodwork, or plastering without the consent of Landlord or its agent. Any such work performed in the Building must be coordinated through the Office of the Building, and comply with Landlord's Rules and Regulations for contractor work in the Building.

12. All glass, locks and trimmings in or upon the doors and windows, respectively, belonging to the Building shall be kept whole and whenever any part thereof shall be broken, the same shall immediately be replaced or repaired and put in order under the direction and to the satisfaction of the Landlord or its agent, and shall be left whole or in good repair.

13. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as Landlord may deem to be advisable for the adequate protection of the property and during the entire day on Sundays and legal holidays. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building Register when so doing, and the watchman in charge may refuse to admit to the Building while it is locked Tenant or any of Tenant's employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or admission to the Building, or for the admission of any unauthorized person to the Building.

14. No pets, other than seeing-eye-dogs for the blind, are allowed in the Building.

15. The Landlord reserves the right to make such other or further reasonable rules and regulations as in its judgment may from time to time be needful or desirable for the safety, care, and cleanliness of the Premises and for the preservation of good order therein.

                                   EXHIBIT C

                              ESTOPPEL CERTIFICATE
                    RE: Lessee's Certification and Agreement

Gentlemen:

  The undersigned as Lessee of the _____ floors containing ____ square feet in the above-named property from _________, as Lessor, under Lease dated _______, has been advised that said Lease will be assigned, directly or by successive assignments, to ________, (hereinafter referred to as "Assignee") as security for a Mortgage Loan to be made of purchased by Assignee, and as inducement therefor confirms and agrees to Items 1 through 9:

1. It hereby ratifies the above Lease.

2. The aforesaid Lease is in full force and effect and has not been modified, altered, or amended, and constitutes the entire agreement between Lessor and the undersigned and further, the undersigned, as Lessee, will not surrender, cancel or otherwise terminate or seek to surrender, cancel or terminate said Lease except:

     (a) in the case of Lessor's default, upon fifteen (15) days' written notice to Assignee, or upon such other and greater notice to Assignee as is required by said Lease;

     (b) upon written agreement of Assignee.

3. There are no offsets or credits against rentals, and rentals have not been and will not be prepaid except for monthly advance payments require by said Lease, except for the following amounts _________:

4. In the event the undersigned receives written notice from Assignee stating that a default has occurred under the mentioned Mortgage Loan, the undersigned will thereafter remit all rental payments as directed and to the address set forth in such written notification.

5. It has received no notice of a prior Assignment, or pledge of rentals under the mentioned Lease.

6. At any time after it takes possession of the Premises, it shall execute, acknowledge, and deliver to Landlord at any time within ten (10) days after request by Landlord, a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified), the date of commencement of this Lease, the date on which the rent has been paid, and such other information as Landlord shall reasonably request. It is acknowledged by Tenant that any such statement is intended to be delivered by Landlord and relied upon by prospective purchasers, mortgagees, beneficiaries under deeds of trust or assignees thereof.

7. It has accepted the Building shell pursuant to the terms of the above Lease and is now occupying same.

8. The said Lessor has fulfilled all of its duties relative to the tenant improvement allowance set forth in the above Lease, and is not in default under said Lease, nor does the undersigned know of any occurrence which with the passage of time or the giving of notice would constitute a default of Lessor thereunder.

9. The Lease rentals are now being paid on a current basis and Lessee is not in default thereunder, except as may have been provided in Item 3.

     This Certificate of Agreement shall insure to the benefit of Assignee, its successors and assigns and be binding upon the undersigned and its successors and assigns as Lessee under the Lease.

Date:                                 Tenant:
     ---------------------
                                        By:
                                           ---------------------

                                        Title:
                                              ---------------------

                                   EXHIBIT D
                       CONFIRMATION OF LEASE COMMENCEMENT

     This Memorandum is made on __________, 19____, between ___________________
("Landlord"), and ____________________________,("Tenant"), who entered into a lease dated for reference purposes as of ___________, 19 ___, coveting certain premises located at ______________________, San Jose, California, as more particularly described in the Lease. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

     1. The parties to this Memorandum hereby agree to confirm the establishment of the Commencement Date and Expiration Dates of the Term as follows:

          (a) The date of __________, 19_____, is the "Commencement Date" of the Term;

          (b) The date of __________, 19_____, is the "Expiration Date" of the Term.

     2.   Tenant hereby confirms the following:

          (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

          (b) That the improvements required to be furnished according to the Lease by Landlord have been Substantially Completed, subject to the completion of any "punchlist" items;

          (c) That the Lease has not been modified, altered or amended, except as follows:

          (d) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease Terms; and

          (e) That the Lease is in full force and effect.

     3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

LANDLORD:                               TENANT:
--------                                ------

By:                                By:
   ------------------------           ------------------------

Its:                               By:
    ------------------------          ------------------------

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

                                   EXHIBIT E

                            IMPROVEMENTS WORK LETTER

This Improvements Work Letter is made a part of that certain Office Lease dated November 5, 1999, between Landlord and Tenant (the "Lease"), for the purpose of setting forth the agreements between Landlord and Tenant pertaining to the design, construction and installation of certain tenant improvements (the "Tenant Improvements") to be constructed prior to or concurrently with commencement of the term of the Lease. All capitalized terms in this Improvements Work Letter shall have the same meaning as set forth in the Lease unless otherwise defined herein.

1.   Tenant Improvements. Reference herein to "Tenant Improvements" shall
     -------------------
     include all work to be done in the Premises pursuant to the Tenant Improvement Plans described in Paragraph 4 below and Exhibit E-l, including, but not limited to partitioning, doors, ceilings, floor coverings, finishes (including paint and wall covering), electrical (including lighting, switching, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other mill work.

2.   Space Plan. Within fifteen (15) days following execution of this lease,
     ----------
     Landlord and Tenant shall agree upon a mutually acceptable Space Plan ,to be prepared by James Crawford (the "Architect") describing the Tenant Improvements to be constructed in the Premises.

3.   Final Pricing and Drawing Schedule. Following approval of the Space Plan,
     ----------------------------------
     Landlord shall cause the Architect to prepare and submit to Tenant final working drawings and specifications (the "Tenant Improvement Plans"). Upon completion of the Tenant Improvement plans and their approval by Landlord, the architect shall submit the Tenant Improvement Plans to Tenant for its review and approval. Tenant shall have seven (7) days following submission of the Tenant Improvement Plans to object to the same provided Tenant shall object to the Tenant Improvement Plans only to the extent they are inconsistent with the Space Plan approved in accordance with Paragraph 2 above. Any objection made by Tenant to the Tenant Improvements Plans shall be in writing and submitted to the Architect with a copy to Landlord.

     After approval of the Tenant Improvement Plans, they shall thereafter be submitted to the appropriate governmental body or bodies for plan checking, a building permit and any other governmental approval required by law. Concurrent with the plan checking and governmental approval process, Landlord shall prepare a final budget for Tenant's approval, excepting any modifications which may be required to reflect changes in the Tenant Improvement Plans required in order to obtain a building permit or any other required governmental approval. This budget shall reflect all costs incurred by Landlord in constructing furnishing or installing the Tenant Improvements, such costs to include the following (by the way of illustration only):

       (i) All costs of interior design and completion of plans, drawings and specifications or the Tenant Improvements, including working and as-built drawings;

       (ii) All costs of obtaining building permits and other required approvals from any governmental entity or regulatory authority having jurisdiction, including legal costs;

       (iii) All fees payable to the Architect and to any other architect, engineer or other consultant retaining by Landlord to assist in the design, construction or installation of the Tenant Improvements or the obtaining of building permits or other approvals in connection therewith;

       (iv) All cost of materials, equipment, furnishings or fixtures necessary to complete the Tenant Improvements in accordance with the Tenant Improvement Plans; and

       (v) All labor and insurance costs, and a construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor or contractors in connection with construction of the Tenant Improvements (including any fees charged by Landlord for Supervision).

       After approval of the Tenant Improvement Plans, no further changes to the Tenant Improvement Plans may be made without the prior written approval of Landlord, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4.   Construction of Tenant Improvements. After the Tenant Improvement Plans
     -----------------------------------
     have been prepared and approved, the final budget has been reviewed and a building permit and all other required governmental approvals for the Tenant Improvements have been issued, Landlord shall enter into appropriate contracts for construction and materials with parties selected by Landlord for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure completion of the

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

     work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 5 below.

     If Tenant requests changes to the type, extent and quality of the Tenant Improvements to be furnished, constructed or installed in the Premises (whether such change is requested before or after commencement of construction) which causes the cost of completing the Tenant Improvements to exceed the cost specified in the final budget, Landlord will prepare a Change Order for Tenant's review stating the cost of such changes and indicating whether such changes may cause the completion of the Tenant Improvements to be delayed beyond the Commencement Date of this Lease. No work covered by a Change Order will commence until the Change Order is approved in writing by Tenant. The cost of any Change Orders will be charged against the Tenant Allowance or the Additional Tenant Allowance until they are expended, and if no funds remain in the Tenant Allowance or Additional Tenant Allowance, the cost will be paid by Tenant in the manner prescribed in paragraph 5 of this Exhibit E.

5.   Payment of Cost of the Tenant Improvements. Landlord hereby grants to
     ------------------------------------------
     Tenant a "Tenant Allowance" of $254,400 (based on $10.00 per rentable square foot in Suite 500 and $5.00 per rentable square foot in Suite 600). This Tenant Allowance shall be used initially to pay the entire cost of the design, construction, installation and furnishing of the Tenant Improvements, including any and all Change Orders. If the cost of the Tenant Improvements as described in this paragraph exceed the amount provided in the Tenant Allowance, the costs in excess of the Tenant Allowance shall be invoiced to Tenant by Landlord, and the invoiced amounts will be paid to Landlord within fifteen (15) days of Tenant's receipt of invoice.

6.   Completion. Anything in the Lease or in this Improvements Work Letter to
     ----------
     the contrary notwithstanding, but without limiting the generality of any provisions in Paragraph 4 of the Lease benefitting Landlord, it is understood that Landlord shall not be responsible for, nor shall commencement of the Term of the Lease or payment of Rent be delayed as a result of any delay in completion of the Tenant Improvements resulting directly or indirectly from any of the following:

       (a) Tenant's failure to approve any item or perform any other obligation in accordance with and by the date specified in this Improvements Work Letter;

       (b) Tenant's orders and requests for materials, finishes or installations other than those readily available; or

       (c) Tenant's requested changes in the Tenant Improvement Plans after their approval or in the type, extent or quality of the Tenant Improvements to be furnished, constructed or installed in the Premises (whether such change is requested before or after the Tenant Improvement Plans have been approved).

     Landlord shall provide Tenant with ten (10) days written notice of the projected date that the Tenant Improvements will be substantially completed and the Premises ready for occupancy.

7.   Punch List. Within ten (10) days after Landlord has notified Tenant that
     ----------
     the improvements of the Premises have been substantially completed (whether or not Tenant is then in possession of the Premises), Tenant shall deliver to Landlord a list (the "Preliminary Punch List") of items that Tenant deems necessary that Landlord complete or correct in order for the Premises to conform to the approved final working drawings. Should Tenant fail to submit the Preliminary Punch List within the ten (10) day period, or should additional non-conforming items be discovered after the ten (10) day period, Tenant may submit another list of items for completion or correction (the "Final Punch List"), which will replace or supplement the Preliminary Punch List, within thirty (30) days of Landlord's notice to Tenant of substantial completion of the Premises. Landlord shall immediately commence to complete or correct the items, except those that it contends are not justified. If Tenant does not deliver any Punch List to Landlord within the thirty (30) day period, Tenant shall be deemed to have accepted the Premises and approved the construction.

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